Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

          The undersigned hereby certifies that the Form 10-Q Quarterly Report of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. (collectively, the “Company”) for the quarterly period ended March 31, 2003 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003	By:	/s/ BRUCE C. SEXTON

Bruce C. Sexton, Chief Financial Officer of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp.

A signed original of this written statement required by 18 U.S.C. Section 1350 has been furnished to Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. and will be retained by Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.